EXHIBIT 99.1
Hayes Lemmerz International, Inc. Reports Operating Profit of $7.4 Million and
Improved Liquidity for First Quarter of Fiscal 2006
Free Cash Flow Was Essentially Breakeven for the Quarter
NORTHVILLE, Mich., June 8, 2006 — Hayes Lemmerz International, Inc. (Nasdaq: HAYZ) today reported that sales for the fiscal first quarter ended April 30, 2006 were $572.8 million, down 2.8% from $589.2 million a year earlier, with approximately 56% of sales from international markets. The reduction in sales was primarily the result of unfavorable currency exchange rates and the loss of sales from divested operations, with higher international volumes being offset by lower demand in the U.S. Earnings from operations for the fiscal first quarter were $7.4 million, down from $13.2 million a year earlier.
Adjusted EBITDA for the first quarter was $48.7 million, down from $60.9 million in the first quarter of fiscal 2005. Capital expenditures during the quarter were $12.3 million, a reduction of $24.1 million from the prior year period. For the quarter, the Company reported a net loss of $17.6 million, compared with a year earlier loss of $7.7 million.
Free cash flow for the first quarter, excluding the effects of the Company’s accounts receivables securitization program, was slightly negative (an outflow of $0.4 million), an improvement of $30.3 million compared to an outflow of $30.7 million in the first quarter of fiscal 2005. Total liquidity improved by $20 million during the quarter to $144 million at quarter end, compared to $124 million at the end of fiscal 2005. To further improve liquidity, the Company has established a new $65 million asset-backed receivables securitization program, which replaced the existing securitization program and is expected to provide about $30 million of additional liquidity.
“Our key goals for 2006 are to execute on our operating plan, focus our capital expenditures in growth areas, maintain adequate liquidity and drive toward positive free cash flow,” said Curtis Clawson, President, CEO, and Chairman of the Board. “I am pleased with our progress in all four areas. In addition to the previously announced business unit restructuring and employee compensation actions, our newly expanded Chihuahua plant is now running at full capacity and we have a number of key product launches coming in the remainder of the year. In addition to reducing capital expenditures, we have focused what we do spend on growth areas, with 62% of capital expenditures during the first quarter being invested outside the U.S. We also improved liquidity and made substantial progress toward achieving positive free cash flow during the quarter.”
“For the full 2006 fiscal year, the Company expects to achieve higher Adjusted EBITDA and improved free cash flow than in fiscal 2005, with capital expenditures of less than $100 million,” Mr. Clawson added.

Use of Non-GAAP Financial Information
EBITDA, a measure used by management to measure operating performance, is defined as earnings from operations plus depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to exclude asset impairment losses and other restructuring charges, reorganization items and other items. Management references these non-GAAP financial measures frequently in its decision making because they provide supplemental information that facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. Institutional investors generally look to Adjusted EBITDA in measuring performance, among other things. The Company uses Adjusted EBITDA to facilitate quantification of planned business activities and enhance subsequent follow-up with comparisons of actual to planned Adjusted EBITDA. In addition, incentive compensation for management is based on Adjusted EBITDA. Free cash flow is defined as cash from operating activities minus capital expenditures plus cash from discontinued operations and the sale of assets. Management uses free cash flow to identify the amount of cash available to meet debt amortization requirements, pay dividends to stockholders or make corporate investments.
Conference Call
Hayes Lemmerz will host a telephone conference call to discuss the Company’s fiscal year 2006 first-quarter financial results today, Thursday, June 8, 2006, at 10:00 a.m. (ET). To participate by phone, please dial 10 minutes prior to the call at (888) 295-5935 from the United States and Canada and (706) 643-7483 from outside the United States. Callers should ask to be connected to Hayes Lemmerz earnings conference call, Conference ID#9177437. The conference call will be accompanied by a slide presentation, which can be accessed that morning through the Company’s web site, in the Investor Kit/ presentations section at http://www.hayes-lemmerz.com/investor_kit/html/presentations.html. A replay of the call will be available from 12:00 Noon (ET), June 8, 2006 until 11:59 p.m. (ET), June 13, 2006, by calling (800) 642-1687 (within the United States and Canada) or (706) 645-9291 (for international calls). Please refer to Conference ID#9177437. An audio replay of the briefing is expected to be available on the Company’s website on June 12, 2006.
Hayes Lemmerz International, Inc. is a world leading global supplier of automotive and commercial highway wheels, brakes, powertrain, suspension, structural and other lightweight components. The Company has 35 facilities and approximately 10,000 employees worldwide.
This press release includes forward looking statements, which represent the Company’s expectations and beliefs concerning future events that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. All statements other than statements of historical facts included in this release are forward looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward looking statements include the factors set forth in our Annual Report on Form 10-K and other periodic reports filed with the SEC. Consequently, all of the forward looking statements made in this press release are qualified by these and other factors, risks, and uncertainties.
Contact: Marika P. Diamond, Hayes Lemmerz International, Inc., 734.737.5162

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Millions of dollars)
(Unaudited)

	Actual	Actual
	April 30, 2006	January 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$52.5	$42.5
Receivables	292.7	255.6
Other Receivables	80.0	101.0
Inventories	199.7	179.9
Prepaid expenses and other	18.0	23.5

Total current assets	642.9	602.5

Property, and plant equipment, net	758.1	758.1
Goodwill, intangibles and other long term assets	450.7	438.6

Total assets	$1,851.7	$1,799.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank borrowings and other notes	$26.0	$25.5
Current portion of long-term debt	20.8	19.2
Accounts payable and other accrued liabilities	405.3	367.8

Total current liabilities	452.1	412.5

Long-term debt, net of current portion	682.2	684.3
Pension and other long-term liabilities	474.0	471.9
Series A Warrants and Series B Warrants	—
Redeemable preferred stock of subsidiary	12.3	12.1
Minority interest	38.1	35.1
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, par value $0.01 per share	0.4	0.4
Additional paid in capital	675.9	675.9
Retained earnings	(583.9)	(566.3)
Accumulated other comprehensive income	100.6	73.3

Total stockholders’ equity	193.0	183.3

Total liabilities and stockholders’ equity	$1,851.7	$1,799.2

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Millions of dollars)
(Unaudited)

	Actual	Actual
	Three Months Ended	Three Months Ended
	April 30, 2006	April 30, 2005
Net sales	$572.8	$589.2
Cost of goods sold	520.4	531.3

Gross profit	52.4	57.9
Marketing, general and administration	39.9	41.1
Asset impairments and other restructuring charges	3.7	0.8
Other (income) expense, net	1.4	2.8

Earnings (loss) from operations	7.4	13.2
Interest expense, net	17.3	14.7
Other non-operating (income) expense	0.2	0.2

Earnings (loss) before income taxes and minority interest	(10.1)	(1.7)
Income tax provision	5.6	4.8

Earnings (loss) before minority interest	(15.7)	(6.5)
Minority interest	1.9	2.6
Income from discontinued operations	—	1.4

Net income (loss)	(17.6)	(7.7)

Loss per common share data
Basic and diluted:
Loss from continuing operations	$(0.46)	$(0.24)
Income from discontinued operations, net of tax of $0.0 and $0.2, respectively	—	0.04

Net loss	$(0.46)	$(0.20)

Weighted average shares outstanding (in millions)	38.1	37.9

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions of dollars)
(Unaudited)

	Actual	Actual
	Three Months Ended	Three Months Ended
	April 30, 2006	April 30, 2005
Cash provided by/(used for) operating activities	$25.5	$(31.3)

Cash flows from investing activities:
Purchase of property, plant, equipment and tooling	(12.3)	(36.4)
Proceeds from sale of assets	0.4	—
Capital contribution by minority shareholders	0.4	—

Cash used for investing activities	(11.5)	(36.4)

Cash flows from financing activities:
Changes in bank borrowings and credit facility	(0.6)	(0.2)
Borrowings/(repayment) on long term debt	(1.3)	(0.2)
Proceeds from (redemption of) New Term Loan, net of related fees	—	79.5
Dividends paid to minority shareholders	(1.0)	—
Bank finance fees paid	(2.9)	—

Cash used for financing activities	(5.8)	79.1

Net cash provided by (used for) discontinued operations		(6.2)
Effect of exchange rate changes on cash and cash equivalents	1.8	1.9

Increase/(decrease) in cash and cash equivalents	10.0	7.1
Cash and cash equivalents at beginning of period	42.5	34.9

Cash and cash equivalents at end of period	$52.5	$42.0